Exhibit 99.1

Eagle Pharmaceuticals January 2017

Forward Looking Statements This presentation contains forward-looking information within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, and other securities laws. Forward-looking statements are statements that are not historical facts. Words such as “will,” “determined,” “confirming,” “underway,” ramping up,” “agreement,” “allows,” “well positioned,” “expect,” “may,” “intends,” “anticipate(s),” “plan,” “enables,” “potentially,” “look forward,” “on track,” and similar expressions are intended to identify forward-looking statements. These statements include, but are not limited to, statements regarding future events including, but not limited to: the reporting of our cash and cash equivalents as December 31, 2016, as well as our expenses and revenue for the quarter ended December 31, 2016, the continued commercial performance of our marketed products, including BENDEKA, which is marketed by our partner Cephalon, and RYANODEX, which we market ourselves as well as our ability to replicate our marketing successes for our other product candidates either through joint or direct marketing efforts; the lack of a need for human safety and efficacy data for the submission of an NDA for Ryanodex and the adequacy of the regulatory pathway to complete an NDA submission; the Company’s share repurchase authorization and timing and ability to continue to repurchase shares of the Company’s common stock under a share repurchase program; the business path forward for the Company beyond 2020; the label expansions of Ryanodex for EHS patients and for the treatment of ecstasy and methamphetamine intoxication; the strength of the Company’s cash position and the ability to optimize the deployment of capital and take advantage of market opportunities; the potential of the Company’s pipeline to drive value beyond 2020; the contribution of the Ryanodex portfolio to the Company’s growth; the timing of Ryanodex for EHS entering the market; and the advancement of any of the Company’s product candidates including fulvestrant and pemetrexed, through the development process including FDA approval and the ability of any such products to have commercial success and to access significant new markets. All of such statements are subject to certain risks and uncertainties, many of which are difficult to predict and generally beyond Eagle’s control, that could cause actual results to differ materially from those expressed in, or implied or projected by, the forward-looking information and statements. Such risks include, but are not limited to: whether our animal studies will support the safety and efficacy of Ryanodex for the treatment of EHS and ecstasy and methamphetamine intoxication; whether the FDA will ultimately approve Ryanodex for these indications; whether the FDA will approve our application for pemetrexed, and, if filed, fulvestrant; fluctuations in the trading volume and market price of shares of the Company's common stock, general business and market conditions and management's determination of alternative needs and uses of the Company's cash resources which may affect the Company's share repurchase program; the success of our commercial relationship with Teva and the parties’ ability to work effectively together; whether Eagle and Teva will successfully perform their respective obligations under the license agreement; difficulties or delays in manufacturing; the availability and pricing of third party sourced products and materials; the outcome of litigation involving any of our products or that may have an impact on any of our products, successful compliance with FDA and other governmental regulations applicable to product approvals, manufacturing facilities, products and/or businesses; general economic conditions; the strength and enforceability of our intellectual property rights or the rights of third parties; competition from other pharmaceutical and biotechnology companies; the timing of product launches; the successful marketing of our products; the risks inherent in the early stages of drug development and in conducting clinical trials; and other factors that are discussed in Eagle’s Annual Report on Form 10-K for the year ended December 31, 2015, and its other filings with the U.S. Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof, and we do not undertake any obligation to revise and disseminate forward-looking statements to reflect events or circumstances after the date hereof, or to reflect the occurrence of or non-occurrence of any events. All financial estimates are subject to completion of the Company’s financial closing procedures. Eagle’s independent registered public accounting firm, BDO USA LLP, has not audited, reviewed or compiled such estimates, and they are not a comprehensive statement of the Eagle’s financial results for the year or quarter ended December 31, 2016. Eagle’s actual results may differ materially from these estimates as a result of the completion of Eagle’s financial closing procedures, final adjustments and other developments arising between now and the time that Eagle’s financial results are finalized. 2 ©2016 Eagle Pharmaceuticals. All rights reserved. Proprietary and Confidential. For Eagle Pharmaceuticals’ use only.

2016 At A Glance 3 David Pernock joined Eagle management team as President Enhanced Board of Directors Significantly enhanced Eagle’s long term value Bendamustine Launched Bendeka: 91% market conversion CMS issued unique J-Code 2 patents for Bendeka allowed Ryanodex Purchased royalty rights Submitted human data for NDA for EHS; anticipate filing complete NDA early Q1 2017 Positive early animal study results for methamphetamine intoxication Positive pre-IND meeting with FDA for MDMA & methamphetamine intoxication Pemetrexed Filed NDA Fulvestrant Advanced pipeline development Improved formulation offers opportunity similar to Bendeka Eagle Biologics Arsia acquisition provides entry into fastest growing pharma sector with “Biobetter” product potential

Financial Update • Expenses: – – Reaffirm total operating expenses of $80m-$84m for full year 2016 Includes accelerated investment in R&D programs and pre-launch expenses during Q4’16 Recognized one-time expenses in Q4’16 – • Balance Sheet: – Approximately $50m in cash and cash equivalents and $37m in AR at December 31, 2016 $37m of cash used to date to repurchase stock Arsia acquisition funded with internal cash Anticipate receiving a $25m payment in Q1’17 for achieving cumulative sales milestone No debt – – – – • Taxes: – – – Will fully recognize deferred tax asset in Q4’16 (pursuant to GAAP accounting rules) Expect to utilize NOLs within 3-5 years Will record taxes at the marginal rate beginning in 2017 • Could significantly benefit from change in corporate tax rates 4 ©2016 Eagle Pharmaceuticals. All rights reserved. Proprietary and Confidential. For Eagle Pharmaceuticals’ use only.

Bendeka: Long Life Cycle  2016 • 91% market share • Unique J-code • Royalty increase from 20% to 25% • 2 newly listed patents through 2033 • Teva estimates $600 to $660 million in 2017, without price increase, due to lower 2016 run rate Now - 2019 • Royalty of 25% of US net sales • US and expansion to OUS markets (20% royalty) • Additional milestone payments 2020 – 2026 • 6 years of royalty of 25% net sales • Assuming large market share held post generic Treanda® entry • Improved product profile and J-code ©2016 Eagle Pharmaceuticals. All rights reserved. Proprietary and Confidential. For Eagle Pharmaceuticals’ use only. 5

Six Orange Book Listed Patents Running from 2026-2033 6 U.S. Patent No. Patent Expiration 8,609,707 8/11/2031 8,791,270*PED (owned by Teva Pharmaceutical Industries Ltd.) 7/12/2026 9,000,021 3/15/2033 9,034,908 3/15/2033 9,144,568 3/15/2033 9,265,831 1/28/2031 2 Additional Patents Allowed Protecting the longevity of the bendamustine franchise

Ryanodex®: Multiple Label Expansion Opportunities Creating additional value through line extensions Breakthrough formulation of dantrolene sodium Approved in July 2014 Potential to be the first drug to market for EHS Filed human data as part of rolling NDA; anticipate filing completion Q1 ’17 Preclinical studies by NIDA/NIH underway Positive pre-IND meeting with FDA in December 2016 125K ED visits in the US in 2011 due to ecstasy & meth intoxication Marketed Potential Label Expansion Malignant Hyperthermia Exertional Heat Stroke MDMA & Methamphetamine Intoxication 7 Addressing life-threatening unmet needs

Eagle Research: EHS Under-Reported 8 ~75K to 100K – estimated total annual EHS patient volume EHS Incidence Consistent Across Regions All respondents reported seeing multiple patients with EHS in 2016 56% ED physicians would use Ryanodex to treat EHS patients Significantly Higher Incidence than previously documented

MDMA (Ecstasy) and Methamphetamine Intoxication

- Use of illegal stimulants constitutes a growing public health problem in the US and EU[1]
- Over 125,000 ED visits related to MDMA (ecstasy), and methamphetamine use in the US alone (2011)[1]
- ED visits involving MDMA among patients 21 years and younger grew over 128% between 2005-2011[1]
- In 2011, 42% of ED visits among people 18-29 years old involved illicit stimulant drugs[1]
- Associated with body and brain hyperthermia, high incidence of severe cardiovascular and neurologic complications, and lifetime neurologic sequelae[2]
- Can be fatal or lead to permanent damage, if not treated promptly[2]



References: 1. Center for Behavioral Health Statistics and Quality, SAMHSA, Drug Abuse Warning Network, National Estimates of Drug-Related Emergency Department Visits, 2011.
2. E Musselman M, Saely S. Diagnosis and treatment of drug-induced hyperthermia. *Am J Health-Syst Pharm*. 2013 Vol 70.

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©2016 Eagle Pharmaceuticals. All rights reserved. Proprietary and Confidential. For Eagle Pharmaceuticals' use only.

Eagle Collaboration with NIH/NIDA 10 Collaboration agreement to conduct nonclinical studies in a validated rodent model of MDMA and methamphetamine intoxication Initial data shows: Animals with MDMA-induced hyperthermia treated with Ryanodex® had a greater decrease in brain temperature compared to animals treated with vehicle only (control) MDMA-Treated Animals Brain Temperature Mean Percent Change From Peak Value, by Group (N=5) Over Time -80 -70 -60 -50 -40 -30 -20 -10 0 30 Min Post Peak 60 Min Post Peak 90 Min Post Peak 120 Min Post Peak Percent Change Ryanodex Control

MDMA (Ecstasy) & Methamphetamine Intoxication: Positive pre-IND Meeting with FDA FDA suggested broadening the indication to evaluate ‘organ damage and/or severe dysfunction’ in patients with MDMA and Methamphetamine intoxication No additional preclinical work required to support the efficacy of Ryanodex for this indication Planning and execution of a pilot clinical study, to maximize the strength and quality of the pivotal study, is underway A single robust, controlled and well powered clinical trial may be sufficient for filing the NDA Pilot study to commence as soon as possible. Anticipate pivotal study to begin Q4 2017 11

Pemetrexed Opportunity At this time, Lilly’s Alimta patent infringement lawsuit prevents current ANDA filers from launching until May 24, 2022 Eagle’s Pemetrexed RTU NDA was filed December 2016 $1.1B market opportunity1 12 1 Alimta® (pemetrexed) (Eli Lilly & Co.). Source: Eli Lilly & Co. Q2 2016 earnings for MAT 12 mos. ending 6/30/13: (U.S. sales)

Fulvestrant Opportunity

INDICATIONS for FASLODEX ®

Monotherapy

FASLODEX is indicated for the treatment of hormone receptor (HR)-positive metastatic breast cancer in postmenopausal women with disease progression following antiestrogen therapy.

Combination Therapy

FASLODEX in combination with palbociclib is indicated for the treatment of HR-positive, human epidermal growth factor receptor 2 (HER2)-negative advanced or metastatic breast cancer in women with disease progression after endocrine therapy.

- Currently marketed by AstraZeneca
- Administered monthly in a doctor's office as 2 separate intramuscular injections, one in each buttock
- FDA has recently required revising the Faslodex label

Faslodex ® is a registered trademark of AstraZeneca.

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©2016 Eagle Pharmaceuticals. All rights reserved. Proprietary and Confidential. For Eagle Pharmaceuticals' use only.

The Problem 2 deep intramuscular injections of high viscosity product per dose of treatment (5 ml each) Administered over 1-2 minutes into each buttock Painful procedure Faslodex injection reactions have been associated with peripheral nerve adverse reactions, including risk of damaging the sciatic nerve 14

Eagle’s Solution Innovative formulation administered in less time vs. 1-2 minutes per injection Eagle formulation may allow warning on insert to be limited 1X Low viscosity 5mL dose 2X High viscosity 5mL doses vs. 15

Revised Warnings and Precautions Section of Faslodex Label (2016) 16

Faslodex Market Opportunity $400mm+ O.U.S. 2015 total sales of Faslodex were up 9% to $704 million worldwide 5% growth in US sales to $356m 2% growth in European sales to $207m 49% growth in Emerging Markets sales to $87m; supported by the launch of 500mg Faslodex China sales accelerated in the year to $11m (Q4 2015: growth of 100%, Q3 2015: growth of 50%) Source: AstraZeneca Financial Summary Full Year and Q4 2015 Results) www.londonstockexchange.com/exchange/news/market-news/market-news 17

Eagle Biologics (Arsia Acquisition) • Marks Eagle’s entry into Biologics, fastest growing pharmaceutical sector Enhances Eagle’s formulation capabilities and expands product development opportunities Secures a patent portfolio of viscosity-reducing technology Provides access to leading minds in the field who will work on additional Eagle formulations Extends Eagle’s strategy: partner with key Biosimilar companies to alter their existing pipeline into “Biobetters” $78 million investment: largely dependent upon achievement of milestones • • • • • 18 ©2016 Eagle Pharmaceuticals. All rights reserved. Proprietary and Confidential. For Eagle Pharmaceuticals’ use only.

Biologics Market Opportunity The global biologics market could exceed $390 billion in value of the next five years1 Growing at nearly 2X the rate of pharma1 By the end of 2020, biologics could account for 28% of the global pharmaceuticals market1 The global biosimilar market may reach $20 - $26 billion by 20202 19 References: 1. PRA Health Sciences Whitepaper. The Value of Biobetters. December 2015. 2. IMS Medicines Use and Spending in the U.S. – A Review of 2015 and Outlook to 2020. April 2015.

Building A Portfolio of Long Term Assets 20 Bendamustine Unique J-Code & additional patents protect longevity of bendamustine franchise beyond 2020 Ryanodex Submission of NDA for EHS Potential EHS market entry in summer ’17 Positive early animal study results for MDMA and meth. intoxication Pemetrexed NDA submitted ~$1.1 billion US market Fulvestrant Improved formulation offers opportunity similar to Bendeka Eagle Biologics Entry into fastest growing pharma sector with “Biobetter” product potential

Poised for Continued Growth Beyond 2020 Ongoing Reinvestment of Cash Enhanced Management Team 21 Potential for multiple in-market products over the long-term 2017 - 2019 2020 - 2026 2016 2026+ Multiple in-market products Use of Capital R&D success Bendeka US & WW Ryanodex for MH Ryanodex for EHS Ryanodex for MDMA & Methamphetamine Intoxication Argatroban Diclofenac misoprostol Docetaxel Pemetrexed Fulvestrant Biobetters Bendeka US & WW Ryanodex for MH Ryanodex for EHS Ryanodex for MDMA & Methamphetamine Intoxication Argatroban Diclofenac misoprostol Docetaxel Fulvestrant Bendeka US Ryanodex MH Argatroban Dicloflenac misoprostol Docetaxel

Thank You January 2017 22